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                                                                     Exhibit 4.3



                        SEE RESTRICTIONS ON REVERSE SIDE


            NUMBER                   [LOGO]                   SHARES


                           A-FEM MEDICAL CORPORATION


                            ORGANIZED UNDER THE LAWS
                             OF THE STATE OF NEVADA

THIS CERTIFIES THAT                            is the registered holder
of                           Shares                   of the Series A
Convertible Preferred Stock, $.01 par value per share, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
official      this     day               of                      A.D.19


   ----------------------             [LOGO]          -----------------------
        President                                                Secretary
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The securities evidenced by this Certificate have not been registered under the
Securities Act of 1933, as amended (the "Act"), or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by an administrator under the Act or any applicable state law.

Upon written request, the Corporation will furnish to any shareholder, without charge, a full statement of the designation, preference, limitations, and relative rights applicable to the shares of each class of stock authorized to be issued and, with respect to any preferred or special class which the Corporation is authorized to issue in series, the variations in rights, preferences and limitations for shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.


                     [back of preferred stock certificate]